Exhibit 8.1

Union Trust Building
501 Grant Street, Suite 200
Pittsburgh, PA 15219-4413
T 412 562 8800
F 412 562 1041
www.bipc.com

July 28, 2023

Longeveron Inc.

1951 NW 7th Avenue, Suite 520
Miami, Florida 33136

Re:	Longeveron Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Longeveron Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares (the “Shares”) of Class A common stock, par value $0.001 per share, of the Company (the “Common Stock”), issuable upon exercise of transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of the Common Stock, Class B common stock, par value $0.001 per share, and warrants to purchase shares of Common Stock, each as described in the prospectus (the “Prospectus”) forming a part of the Registration Statement.

We have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such other documents or matters of fact as we have considered necessary or appropriate. We have not, however, made an independent investigation or audit of the facts set forth in the above referenced documents or otherwise provided to us. We have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies; (ii) that the Rights Offering will be consummated as described in the Registration Statement; (iii) that the statements concerning the terms of the Rights Offering set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all relevant times; and (iv) that any such statements made in the Registration Statement qualified by knowledge, intention, belief or any other similar qualification are true, complete and correct, and will remain true, complete and correct at all relevant times, in each case as if made without such qualification. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. If any of the above-described assumptions are untrue for any reason or if the Rights Offering is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we hereby confirm to you that the statements set forth under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” in the Registration Statement, insofar as they present legal conclusions with respect to matters of United States federal income tax law, constitute our opinion as to the material United States federal income tax consequences of the Rights Offering to holders of common stock and warrants to purchase shares of Common Stock.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Rights Offering, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility and we disclaim any obligation to inform the Company of any such change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, whether by implication nor otherwise, as to any other matters relating to the Company or of inaccuracy that may occur or come to our attention.

Our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. No opinion may be implied or inferred beyond the opinion expressly stated above.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated by the Commission and to the use of our name in the Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By:	/s/ Carl F. Staiger
Carl F. Staiger
Vice President – Opinions